PERRITT FUNDS, INC.
THIRD AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of the 1st day of January 2019, to the Fund Administration Servicing Agreement dated as of August 21, 2012, as amended (the “Agreement”), is entered into by and between PERRITT FUNDS, INC., a Maryland corporation (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, d/b/a U.S. Bank Global Fund Services a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS U.S. Bancorp Fund Services, LLC has changed its name to U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services.

WHEREAS, the parties desire to amend Section 2 “Services and Duties of USBFS” of the Agreement to add certain regulatory compliance services; and

WHEREAS, the parties desire to amend Exhibit C, the fee schedule of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	All references in the agreement to U.S. Bancorp Fund Services, LLC are replaced with U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services (“Fund Services”).

I.	Effective December1, 2018, Section 2 B (1) Regulatory Compliance of the Agreement shall be superseded and replaced with the following Section 2 B (1) Regulatory Compliance:

2.   Services and Duties of Fund Services
B.	Compliance:
(1)	Regulatory Compliance:
a.	Maintain and manage a regulatory compliance calendar.
b.	Maintain awareness of applicable regulatory and operational service issues and recommend dispositions.

c.	Monitor compliance with the 1940 Act requirements, including:
(i)	Asset and diversification tests.
(ii)	Total return and SEC yield calculations.

(iii)	Maintenance of books and records under Rule 31a-3.
(iv)	Code of ethics requirements under Rule 17j-1 for the disinterested Trustees.

d.
Monitor Fund's compliance with the policies and investment limitations as set forth in its prospectus (the “Prospectus”) and statement of additional information (the “SAI”) (or similar disclosure documents) included in its registration statement on Form N-2 filed with the SEC (“Registration Statement”).

e.
Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Trust in connection with (i) any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of Fund Services’ compliance program as it relates to the Trust, provided the same shall not be deemed to change Fund Services’ standard of care as set forth herein.

f.
In order to assist the Trust in satisfying the requirements of Rule 38a-1 under the 1940 Act (the “Rule”), USBFS will provide the Trust’s Chief Compliance Officer with reasonable access to Fund Services’ fund records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the Rule) involving Fund Services that affect or could affect the Trust.

II.	Effective December 1, 2018, Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PERRITT FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC
By: /s/Michael Corbett	By: /s/Anita M. Zagrodnik
Printed Name: Michael Corbett	Name: Anita M. Zagrodnik
Title: President	Title: Senior VP 1/18/19

Exhibit C to the Fund Administration Servicing Agreement - Perritt Funds, Inc.

FUND ADMINISTRATION PARTIAL SERVICE ANNUAL FEE SCHEDULE at January 2019

Annual fee based upon assets per complex*:
♦ […] basis points on the first $[…]
♦ […] basis points on the next $[…]
♦ […] basis points on the balance
♦ Minimum Annual Fee: $[…]/Fund

Extraordinary services
• Additional classes – […]% additional per class
• Additional services quoted separately

Third Party Administrative Data Charges (descriptive data for each security)

$[…] per security per month for fund administrative data

SEC Modernization Requirements

• Form N-PORT - $[…] per year, per Fund
• Form N-CEN - $[…] per year, per Fund

Chief Compliance Officer Support Fee

• $[…] per year per fund complex

Annual Prospectus Updates - $[…] per Fund

 Miscellaneous expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:  Postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.). proxies, insurance, EDGAR/XBRL Filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Directors meetings, certain insurance premiums, third party auditing and legal expenses, blue sky conversion expenses (if necessary), wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring, conversion expenses (if necessary), and all other miscellaneous fees.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added.  U.S. Bank legal administration, daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15c reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

In additional to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI Increase – All Urban Consumers-U.S. City Average
Fees are calculated pro rata and billed monthly.

ADDITIONAL SERVICES FEE SCHEDULE

Fund Administration & Portfolio Compliance Services
Additional Services Fee Schedule

▪	Tax Free Transfer In-Kind Cost Basis Tracking* – $[…] per sub-account per year

Daily Compliance Services (if required)

▪	Base fee – $[…] per fund per year
▪	Setup – $[…] per fund group

Section 18 Compliance Testing

▪	$[…] set up fee per fund complex
▪	$[…] per fund per month

Section 15(c) Reporting

▪	$[…] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-	Expense reporting package: […] peer comparison reports (adviser fee) and (net expense ratio w/ classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report
▪	Additional 15c reporting is subject to additional charges
▪	Standard data source – Morningstar; additional charges will apply for other data services

Equity & Fixed Income Attribution Reporting

▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Core Tax Services

M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services

▪	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[…] per year
▪	Additional Capital Gain Dividend Estimates – (First two included in core services) – $[…] per additional estimate
▪	State tax returns - (First two included in core services) – $[…] per additional return

Tax Reporting – MLP C-Corporations

Federal Tax Returns
▪	Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[…]
▪	Prepare Federal and State extensions (If Applicable) – Included in the return fees
▪	Prepare provision estimates – $[…] Per estimate

State Tax Returns
▪	Prepare state income tax returns for funds and blocker entities – $[…] per state return
−	Sign state income tax returns – $[…] per state return
−	Assist in filing state income tax returns – Included with preparation of returns
▪	State tax notice consultative support and resolution – $[…] per fund

 ADDITIONAL SERVICES FEE SCHEDULE (CONTINUED)

BookMark Electronic Board Book Portal

▪	U.S. Bank will establish a central, secure portal for Board materials using a unique client board URL.
▪	Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
▪	Features password-protected, encrypted servers with automatic failover.
▪	Training and ongoing system support.
▪	Accessible from your smart phone or iPad.
▪	Allows multiple users to access materials concurrently.
▪	Searchable archive.
▪	Ability to make personal comments.

Annual Fee per Trust
▪	[…] – […] users – $[…]
▪	[…] – […] users – $[…]
▪	[…] – […] users – $[…]
▪	[…] – […] users – $[…]

Diligent Boardbooks

▪	Online portal to access board book documents. Each user will receive both online and offline capability access
▪	Minimum fee (includes […] board, […] committee and […] users)
▪	[…] users may consist of any combination of Board Members/ Executives and Administrators
▪	Accessing Entities and Individuals	Installation Fee	Annual Fee
	Affiliate Package	$[…]	$[…]
	Additional Boards	$[…]	$[…]
	Additional Committees/Meeting Groups	$[…]	$[…]
	Additional Online & Offline Users (Board Members/Execs)	$[…]	$[…]
	Online and Offline Users (Administrative)	$[…]	$[…]

Additional Legal Administration Services

▪	Subsequent new fund launch – $[…] per project
▪	Subsequent new share class launch – $[…] per project
▪	Multi-managed funds – as negotiated based upon specific requirements
▪	Proxy – as negotiated based upon specific requirements
▪	Annual Prospectus Update - $[…]/Fund

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
▪	Postage, if necessary, Federal and state regulatory filing fees, expenses from Board of Trustee meetings, Third party auditing and legal expenses, EDGAR/XBRL filing

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed […]% following the selection of U.S. Bank and […]% […] days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements
▪	Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications